                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form S-8 Registration Statement to be filed on May 27, 1997, pertaining to the 1994 Stock
Option Plan of GTECH Holdings Corporation of our report dated April 11, 1997, with respect to the consolidated financial statements of GTECH Holdings Corporation included in its Annual Report on Form 10-K for the fiscal year ended February 22, 1997, filed with the Securities and Exchange Commission.


                                              /s/  ERNST & YOUNG LLP
                                              ----------------------
                                                   Ernst & Young LLP


Providence, Rhode Island
May 19, 1997

                                      A-18